EXHIBIT  23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated October 28, 2008, relating to the consolidated financial statements of Competitive Technologies, Inc. and Subsidiaries appearing in the Company's 2009 Form 10-K as of and for the year ended July 31, 2008.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                              25 MAD LIQUIDATION CPA, P.C
                              (formerly known as Mahoney Cohen &
                              Company, CPA, P.C)



New York, New York
July 13, 2010






























                                   EXHIBITS-3